UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 10, 2007

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2007, Metalico, Inc. ("Metalico") closed its previously announced purchase of 82.5% of the outstanding capital stock of of Totalcat Group, Inc. ("Totalcat"), a privately held corporation, pursuant to a Stock Purchase Agreement dated as of June 25, 2007 (the "Purchase Agreement"). Under the Purchase Agreement, both Metalico and the selling stockholders of Totalcat have rights to require the sale of the remaining Totalcat stock to Metalico at a future date at a price determined in accordance with a formula set forth in the Purchase Agreement. The aggregate purchase price for the current stock acquisition was approximately $31,500,000, including a payment for net working capital in excess of a predetermined amount. Metalico also funded incentive payments to certain employees of Totalcat at closing and assumed certain specified debt. The above description of the terms of the Purchase Agreement is qualified in its entirety by the Purchase Agreement, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K.

On July 10, 2007, Metalico issued the press release attached to this Current Report on Form 8-K as Exhibit 99.1.

The Company will file the financial statements and pro forma financial information regarding Totalcat within the time periods prescribed by Item 9.01 of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

10.1 Stock Purchase Agreement dated June 25, 2007, by and between Metalico, Inc. and the Stockholders of Totalcat Group, Inc.

99.1 Press Release issued July 10, 2007.

The information furnished in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

July 10, 2007	By:	Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Stock Purchase Agreement dated June 25, 2007 by and between Metalico, Inc. and the Stockholders of Totalcat Group, Inc.
99.1	Press Release issued July 10, 2007